                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            TERRA INDUSTRIES INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                       March 31, 1995

[TERRA LOGO APPEARS HERE]

Dear Stockholder:

     It is a pleasure for us to extend to you a cordial invitation to attend the Annual Meeting of Stockholders of the Corporation to be held at 9:00 a.m. on Tuesday, May 2, 1995 at the Sioux City Convention Center, 801 Fourth Street, Sioux City, Iowa.

     The accompanying Notice of Meeting and Proxy Statement describe the matters to be considered and voted upon at the Meeting. In addition to consideration of these matters, there will be a report to stockholders on the affairs of the Corporation, and stockholders will have an opportunity to discuss matters of interest concerning the Corporation.

     We hope all stockholders of the Corporation will be able to attend this Meeting. If you plan to attend, please check the appropriate box on your proxy card.

     Whether or not you plan to attend the Meeting personally, it is important that you be represented. To ensure that your vote will be received and counted, please promptly complete, date and return your proxy card in the enclosed return envelope.

     On behalf of the Board of Directors and management, we would like to express our appreciation for your support during 1994. We look forward to seeing you at the Meeting.


     /s/ BURTON M. JOYCE                          /s/ REUBEN F. RICHARDS
     Burton M. Joyce                              Reuben F. Richards
     President and Chief Executive Officer        Chairman of the Board

[TERRA LOGO APPEARS HERE]

                 NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS
                 ---------------------------------------------


To the Stockholders:

     The Annual Meeting of Stockholders of Terra Industries Inc. (the "Corporation") will be held at the Sioux City Convention Center, 801 Fourth Street, Sioux City, Iowa, on Tuesday, May 2, 1995, at 9:00 a.m., central daylight time, for the following purposes:

     (a) to elect directors of the Corporation;

     (b) to consider and vote upon the following proposal described in the attached Proxy Statement:

         (1) Proposal 1 to ratify the selection by the Board of Directors of the firm of Deloitte & Touche LLP as independent accountants for the Corporation for 1995.

     (c) to transact such other business as may properly come before the Meeting.

     Only stockholders of record of the Corporation's Common Shares at the close of business on March 10, 1995 are entitled to notice of, and to vote at, the Meeting.


                                       /s/ GEORGE H. VALENTINE
                                       George H. Valentine
                                       Vice President, General Counsel
                                        and Corporate Secretary



March 31, 1995

                                PROXY STATEMENT

GENERAL

     The Annual Meeting of Stockholders of Terra Industries Inc. (the "Corporation") will be held at the Sioux City Convention Center, 801 Fourth Street, Sioux City, Iowa, on Tuesday, May 2, 1995, at 9:00 a.m., central daylight time.

     The mailing address of the principal executive offices of the Corporation is Terra Centre, 600 Fourth Street, P.O. Box 6000, Sioux City, Iowa, 51102-6000. This Proxy Statement and the accompanying proxy are first being sent or given to stockholders on or about March 31, 1995.

     The accompanying proxy is solicited by the Board of Directors of the Corporation. It may be revoked by written notice given to the Corporate Secretary of the Corporation at any time before being voted. Proxies in this form, properly executed, duly returned to the Corporation and not revoked, will be voted for the election of directors (except to the extent that authority therefor is withheld), and on the Proposal described in this Proxy Statement, in accordance with the instructions in the proxy. The Board of Directors is not aware on the date hereof of any matter proposed to be presented at the Meeting other than the election of directors and Proposal 1. If any other matter is properly presented, the persons named in the accompanying form of proxy will have discretionary authority to vote thereon according to their best judgment. Presence at the Meeting does not of itself revoke the proxy.

SECURITIES ENTITLED TO VOTE

     The only securities entitled to be voted at the Meeting are the Corporation's Common Shares, and only holders of record on the close of business on March 10, 1995 (the "record date"), are entitled to vote. The Common Shares are each entitled to one vote per share, all voting together as a single class.

     On March 10, 1995, there were 81,013,152 Common Shares issued and outstanding.

VOTE REQUIRED

     In the election of directors, the holders of Common Shares are entitled to one vote for each Share held on the record date for each director being elected (with no cumulative voting permitted), and on all other matters to one vote for each Share held. Under Maryland law and the Corporation's Restated Articles of Incorporation and Bylaws, the affirmative vote of a plurality of the combined votes cast by the holders of the Common Shares is necessary to elect a director. On other matters, the aggregate number of votes cast, i.e., those stockholders voting "for" or "against" the matter, but not those abstaining from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of the matter, and the total number of votes cast "for" will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve the matter. An abstention from voting on the matter by a stockholder at the Annual Meeting, as well as broker non-votes will be considered for purposes of determining the number of Common Shares present at the Meeting; however, such abstentions and broker non-votes will not be considered a vote "for" or "against" the matter, and will therefore not be considered in determining whether or not the proposal passed.

     Minorco (U.S.A.) Inc. ("Minorco USA"), the Corporation's 45.9% stockholder, and Taurus Investments S.A. ("Taurus"), the Corporation's 6.7% stockholder, have advised the Corporation that they intend to vote their respective Common Shares for the election of each of the directors set forth in this Proxy Statement and for Proposal 1 set forth herein, thereby ensuring the election of each of the directors and the approval of the Proposal.

                             ELECTION OF DIRECTORS

NOMINEES


     The Board of Directors consists of ten members who are elected to hold office until the next Annual Meeting or until their successors are duly elected and qualified. The affirmative vote of a plurality of the combined votes cast by the holders of Common Shares voting thereon is necessary to elect a director. If no contrary indication is made, proxies in the accompanying form are to be voted for the nominees named below or, in the event any such nominee is not a candidate or is unable to serve as a director at the time of the election (which is not now expected), for any nominee who shall be designated by the Board of Directors to fill such vacancy. All nominees named below are incumbent members of the Board of Directors. Set forth below opposite the name and age of each nominee are his or her present positions and offices with the Corporation, his or her principal occupations during the past five years, and the year in which he or she was first elected a director of the Corporation.


                                Present positions and
                                  offices with the
                             Corporation and principal             Year first
                              occupations and positions             elected
     Name and Age            during the past five years             Director
     ------------            --------------------------            ----------
Edward G. Beimfohr (62)      Partner, Lane & Mittendorf               1994
                             (a New York law firm)
                             since prior to 1990.

Carol L. Brookins (51)       Founder, Chairman and                    1993
                             Chief Executive Officer of
                             World Perspectives,
                             Incorporated (an
                             information, analysis and
                             consulting firm
                             specializing in
                             agricultural policies,
                             markets and issues) since
                             1980.

Edward M. Carson (65)        Chairman of the Board and                1983
                             Chief Executive Officer of
                             First Interstate Bancorp
                             since June 1990 and
                             President thereof from
                             January 1985 to May 1990.

David E. Fisher (52)         Finance Director of                      1993
                             Minorco (an international
                             natural resources company)
                             since January 1990.

Basil T. A. Hone (68)        Retired; Vice President,                 1986
                             Metals Division of Union
                             Carbide Corporation (a
                             chemical, industrial gases
                             and specialty products
                             business) until 1984.

Burton M. Joyce (53)         President and Chief                      1986
                             Executive Officer of the
                             Corporation since May
                             1991; Executive Vice
                             President and Chief
                             Operating Officer thereof
                             from February 1988 to May
                             1991.

Anthony W. Lea (46)          Executive Director and                   1994
                             member of Executive
                             Committee of Minorco since
                             prior to 1990; Joint
                             Managing Director thereof
                             from January 1990 to
                             December 1992.

John R. Norton III (65)      Chairman and Chief                       1993
                             Executive Officer of J. R.
                             Norton Company (an
                             agricultural production
                             company) since 1972.
                             Between May 1985 and
                             February 1986, Mr. Norton
                             served as a U.S. Deputy
                             Secretary of Agriculture
                             and was not an officer of
                             J. R. Norton Company
                             during that period.

                                Present positions and
                                  offices with the
                             Corporation and principal             Year first
                              occupations and positions             elected
     Name and Age            during the past five years             Director
     ------------            --------------------------            ----------
Reuben F. Richards (65)      Chairman of the Board of                 1982
                             the Corporation since
                             December 1982; Chief
                             Executive Officer thereof
                             from December 1982 to May
                             1991 and President thereof
                             from July 1983 to May
                             1991; Director of
                             Engelhard Corporation
                             since prior to 1990 and
                             Chairman of the Board
                             thereof from May 1985 to
                             December 1994; Chairman of
                             the Board of Minorco USA
                             since May 1990 and Chief
                             Executive Officer and
                             President thereof since
                             February 1994.

Henry R. Slack (45)          Chief Executive of Minorco               1983
                             since December 1992 and
                             President thereof since
                             September 1985.

    In addition, several directors of the Corporation are also directors of other companies that are subject to the reporting requirements of the U.S. federal securities laws. Mr. Carson is a director of Aztar Corporation and First Interstate Bancorp; Mr. Joyce is a director of Terra Nitrogen Company, L.P. and IPSCO Inc.; Mr. Lea is a director of Engelhard Corporation; Mr. Norton is a director of Aztar Corporation, Suncor, Inc., Pinnacle West Capital Corporation and Arizona Public Service Company; Mr. Richards is a director of Ecolab Inc., Engelhard Corporation, Santa Fe Energy Resources, Inc. and Potlatch Corporation; and Mr. Slack is a director of Engelhard Corporation.

BOARD OF DIRECTORS AND COMMITTEES

    During the Corporation's last fiscal year, its Board of Directors held six meetings. Each member attended at least 75% of the aggregate of all meetings of the Board of Directors and of all meetings of committees of the Board of Directors of which he or she was a member, except that Mr. Carson did not attend two meetings of the Board of Directors and one meeting of the Personnel Committee.

    The Board of Directors of the Corporation has an Audit Committee, an Executive Committee and a Personnel Committee. The Board of Directors does not have a nominating committee. The Audit Committee, which met three times in 1994, is currently comprised of Ms. Brookins, Mr. Hone and Mr. Norton. The Audit Committee's functions include reviewing the Corporation's procedures for reporting financial information to the public, recommending annually to the Board of Directors a firm of independent accountants to audit and review the Corporation's books and records and approving the scope of such firm's audit, reviewing reports and recommendations and fees of the Corporation's independent accountants, reviewing the scope of all internal audits and reports and recommendations in connection therewith and reviewing non-audit services provided by the Corporation's independent accountants.

    The Executive Committee, which met one time last year, consists of Messrs. Carson, Joyce, Richards and Slack. The Executive Committee is authorized to exercise, to the extent permitted by law, all the power and authority of the Board of Directors in the management of the Corporation between meetings of the Board.

    The Personnel Committee, which met three times last year, is currently comprised of Messrs. Beimfohr, Carson, Hone and Slack. Its functions include administering certain employee benefit plans, recommending to the Board of Directors the appointment of executive officers of the Corporation, establishing the compensation to be paid to such individuals and establishing compensation administration guidelines generally for the Corporation and its subsidiaries, and, in consultation with management, establishing and administering significant personnel policies of the Corporation.

    The Board of Directors of the Corporation establishes from time to time Special Committees of the Board, whose functions are specifically delegated at the time of establishment.

EQUITY SECURITY OWNERSHIP

   Principal Stockholders. The following table shows, based on information reported to the Corporation by or on behalf of such persons, the ownership, as of January 31, 1995, of the Corporation's securities by the only persons known to the Corporation to be the beneficial owners of more than five percent of any class of the Corporation's voting securities.

                                                 Amount and
                                                 nature of
    Name and address of                          beneficial      Percentage of
     beneficial owner        Title of class      ownership           class
==============================================================================
Minorco (U.S.A.) Inc.        Common Shares    37,160,725 sole        45.9%
5251 DTC Parkway                                 voting and
Suite 700                                     investment power
Englewood, Colorado  80111


Taurus Investments S.A.      Common Shares    5,400,000 sole          6.7%
9 rue Sainte Zithe                               voting and
L-2763 Luxembourg City                        investment power
Grand Duchy of Luxembourg
==============================================================================

   Minorco USA is involved in mining and natural resource-related activities in North America. Minorco USA is indirectly wholly owned by Minorco. Taurus Investments S.A. is a company incorporated under the laws of Luxembourg as a societe anonyme and is wholly owned by Minorco. Minorco is a company incorporated under the laws of Luxembourg as a societe anonyme and is an international natural resources company with operations in gold, base metals, industrial minerals, paper and packaging and agribusiness. Minorco's address is 9 rue Sainte Zithe, L-2763 Luxembourg City, Grand Duchy of Luxembourg. The capital stock of Minorco is owned in part as follows: approximately 43%, directly or through subsidiaries, by Anglo American Corporation of South Africa Limited ("Anglo American"), a publicly held mining and finance company, approximately 23%, directly or through subsidiaries, by De Beers Centenary AG ("Centenary"), a publicly held Swiss diamond mining and investment company, and approximately 3% by Anglo American Gold Investment Company Limited ("Amgold"), a publicly held investment company. Approximately 39% of the capital stock of Anglo American is owned, directly or through subsidiaries, by De Beers Consolidated Mines Limited ("De Beers"), a publicly held diamond mining and investment company. Approximately 29% of the capital stock of Centenary and approximately 33% of the capital stock of De Beers is owned, directly or through subsidiaries, by Anglo American. De Beers owns approximately 9% of Centenary. Approximately 50% of the capital stock of Amgold is owned, directly or through subsidiaries, by Anglo American.

   Mr. Nicholas F. Oppenheimer, Deputy Chairman and a director of Anglo American, Centenary, De Beers, Chairman and a director of Amgold, and a director of Minorco, and Mr. Slack, a director of the Corporation and Minorco USA, Chief Executive, President and a director of Minorco and a director of Anglo American, have indirect partial interests in approximately 7% of the outstanding shares of Minorco, approximately 8% of the outstanding shares of Anglo American and less than one percent of the outstanding shares of Amgold. Also, Messrs. Hone and Richards beneficially own respectively 3,350 and 1,000 Minorco Ordinary Shares, and Mr. Hone beneficially owns 1,000 Anglo American Ordinary Shares, each constituting less than one percent of the outstanding shares of the respective issuers. Mr. Richards is Chairman of the Board, Chief Executive Officer and President of Minorco USA and a director of Minorco. Mr. Beimfohr, Mr. Fisher and Mr. Lea are directors of Minorco USA and Minorco. Mr. Lea is also a director of Anglo American. Mr. Joyce is a Vice President of Minorco USA. Minorco USA is engaged in certain transactions with the Corporation described under the caption "Certain Relationships and Related Transactions" below.

   Directors and Officers. The following table shows the equity securities of the Corporation and its subsidiaries that were beneficially owned by each of the following individuals as of December 31, 1994: directors and nominees individually, the chief executive officer (who is also a director), the four other most highly compensated executive officers, and the directors and executive officers of the Corporation as a group.

                                                              Number of Common Shares
         Name                                                 Beneficially Owned/1/
         ----                                                 -----------------------
     E.G. Beimfohr.....................................................5,000
     C.L. Brookins.....................................................- 0 -
     E.M. Carson.......................................................1,000
     D.E. Fisher.........................................................250
     B.T.A. Hone.......................................................2,000
     B.M. Joyce......................................................541,430/2/
     A.W. Lea............................................................250
     F.G. Meyer.......................................................72,555/2/
     J.R. Norton III...................................................1,000
     R.F. Richards...................................................459,013/2/
     H.R. Slack..........................................................250
     W.M. Rosenbury..................................................152,728/2/
     G.H. Valentine...................................................37,716/2/

     Directors and all executive officers as a group (17 persons)  1,390,940/2/

______________

/1/Except as described in footnote three below, each director, nominee or executive officer had sole voting and investment power over the shares shown as beneficially owned. Each director, nominee and executive officer individually beneficially owned less than one percent, and the directors and executive officers as a group owned approximately 2% of the total issued and outstanding Common Shares of the Corporation.

/2/The number of Common Shares shown as beneficially owned by Messrs.
   Joyce, Richards, Rosenbury and Meyer and by all directors and executive officers as a group, include 450,000, 400,000, 81,000, 37,700, and 968,700
   Common Shares, respectively, as to which such person or group had the right to acquire beneficial ownership pursuant to the exercise, on or before April 30, 1995, of employee stock options. No other individual listed held any employee stock options. The number of Common Shares shown also reflect the ownership of certain restricted Common Shares subject to certain performance related vesting conditions and Common Shares under the Corporation's Employees' Savings and Investment Plan as of December 31, 1994.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers, directors and greater than ten percent beneficial owners to file initial reports of ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Executive officers and directors are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Corporation and written representations from the Corporation's executive officers and directors, all of the Corporation's officers, directors and greater than ten percent beneficial owners made all required filings, except Mr. John S. Burchfield, an executive officer of the Corporation, who reported one transaction late on a subsequently filed Form 4.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Corporation and its subsidiaries, to or on behalf of the Corporation's Chief Executive Officer, and each of the four other most highly compensated executive officers of the Corporation (determined as of the end of the last fiscal year), (hereafter referred to as the "named executive officers"), for the fiscal years ended December 31, 1992, 1993 and 1994.

                           SUMMARY COMPENSATION TABLE


                             Annual Compensation                                    Long-Term Compensation
================================================================================================================================
                                                                                       Awards              Payouts
================================================================================================================================
                                                                  Other
         Name and                                                 Annual      Restricted                               All Other
         Principal                                                Compen-        Stock                      LTIP        Compen-
         Position            Year       Salary/1/    Bonus/2/    sation/3/    Award(s)/4/      Options     Payouts     sation/5/
================================================================================================================================
Burton M. Joyce              1994       $444,691     $450,000     $ 5,458          --         250,000/6/      --        $4,500
President and                1993        417,924      356,000       2,731          --             --          --         9,285
Chief Executive              1992        380,012      190,000       5,071          --         300,000/7/      --         7,966
Officer

W. Mark Rosenbury            1994        254,800      212,450       3,451     $336,000/8/         --          --         4,500
Executive Vice President     1993        188,977      104,694       3,559          --             --          --         4,497
                             1992        175,255       65,000       3,487      150,000/9/         --          --         6,955

Francis G. Meyer             1994        164,372      157,956       1,943      252,000/8/         --          --         4,500
Vice President and           1993        127,105       65,427       1,733          --             --          --         3,813
Chief Financial Officer      1992        118,320       28,800       1,683       50,000/9/         --          --         3,550

George H. Valentine/10/      1994        151,000      121,319        --        210,000/8/         --          --         4,349
Vice President, General      1993         26,955       30,113        --        110,000/10/        --          --           363
Counsel and Corporate        1992           --           --          --            --             --          --           --
Secretary

Reuben F. Richards           1994        259,846/11/     --        25,435          --             --          --         4,500
Chairman of the              1993        342,240/11/     --        25,003          --             --          --         4,497
Board                        1992        342,000/11/     --        25,675          --             --          --         8,139
================================================================================================================================

/1/ "Salary" includes amounts deferred at the election of the named executive officer under the Corporation's Employees' Savings and Investment Plan and Supplemental Deferred Compensation Plan.

/2/ "Bonus" includes amounts awarded under the Corporation's Incentive Award Program for Key Executives.

/3/ "Other Annual Compensation" includes tax reimbursements or "gross-ups" provided to the named executive officers. While the named executive officers enjoy certain other perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

/4/ The number of restricted Common Shares held, and the value thereof (shown in parenthesis), at December 31, 1994 by each of the named executive officers is: Burton M. Joyce: 13,334 ($138,340); W. Mark Rosenbury: 32,000 ($332,000); Francis G. Meyer: 24,000 ($249,000); and George H. Valentine:
     20,000 ($207,500). Mr. Richards did not hold any restricted Common Shares at December 31, 1994.

/5/ For 1992, "All Other Compensation" includes amounts (i) attributable to premium payments by the Corporation on behalf of the named executive officers to continue term life insurance coverage not otherwise available under the Corporation's standard life insurance plan, and (ii) contributed, allocated or accrued for the named executive officers under the Corporation's Employees' Savings and Investment

     Plan (the "401(K) Plan"). For 1993 and 1994, such amounts include only amounts contributed, allocated or accrued for the named executive officers under the 401(K) Plan.

/6/ Mr. Joyce was awarded options to purchase 250,000 Common Shares during 1994. The exercise price is equal to the closing price of the Common Shares on the New York Stock Exchange on the date of grant, November 2, 1994, ($10.50). These options vest in the manner described in footnote one to the table entitled "Option Grants in Last Fiscal Year".

/7/ The options granted to Mr. Joyce in September 1992 vested in the same manner as the Performance Shares described in footnote nine below.

/8/ On November 2, 1994, the Personnel Committee of the Corporation's Board of Directors approved the grant of 32,000, 24,000 and 20,000 restricted Common Shares ("Performance Shares") of the Corporation under its 1992 Stock Incentive Plan to each of Messrs. Rosenbury, Meyer and Valentine, respectively. The restricted period terminates with respect to all but 50% of the Performance Shares on the business day following any period of thirty (30) consecutive business days during which the average closing price of the Common Shares on the New York Stock Exchange is at least $14.00 per share, and thereafter with respect to an additional 25% of the Performance Shares following any period of thirty (30) consecutive business days during which the average closing price of the Common Shares on the New York Stock Exchange is a least $15.875 per share and with respect to the remaining 25% following any period of thirty (30) consecutive business days during which the average price is at least $17.625 per share. Unvested Performance Shares automatically vest beginning on the day that any such officer's employment with the Corporation is terminated involuntarily or his respective responsibilities or compensation are substantially reduced, if such termination or reduction occurs prior to February 28, 2001, and within twelve months of the date on which any person or group of persons acting in concert (other than Minorco USA) acquires beneficial ownership of the outstanding securities of the Corporation in an amount having, or convertible into securities having, 50% or more of the ordinary voting power for the election of directors of the Corporation.

     During the restricted period, Messrs. Rosenbury, Meyer and Valentine are entitled to all benefits incidental to ownership of the Common Shares, including voting the Common Shares and receiving such dividends as from time to time may be declared by the Board of Directors of the Corporation.

/9/ On September 25, 1992, the Personnel Committee of the Corporation's Board of Directors approved the grant of 30,000 and 10,000 Performance Shares to each of Messrs. Rosenbury and Meyer, respectively. The restricted period terminated with respect to all of the Performance Shares in 1994. The restrictions lapsed with respect to 50%, 25% and 25% of the Performance Shares after periods of thirty (30) consecutive business days during which the average closing price of the Common Shares on the New York Stock Exchange was at least $7.50, $8.75 and $10.00 per share, respectively.

/10/ Mr. Valentine joined the Corporation as Vice President, General Counsel and
     Corporate Secretary in November 1993. On November 3, 1993, the Personnel Committee of the Board of Directors approved the grant of 20,000 Performance Shares to Mr. Valentine. The restrictions lapsed with respect to such Performance Shares in the same manner as the Performance Shares described in footnote nine above.

/11/ In 1992, 1993 and 1994, Mr. Richards performed services for Minorco USA as well as the Corporation, and Minorco USA reimburses the Corporation for one-half of the compensation paid to, or accrued on behalf of, Mr. Richards. The amounts shown in the table are net of any reimbursement by Minorco USA. The Corporation is a party to a deferred compensation agreement with Mr. Richards described under the caption "Employee Contracts and Termination of Employment Arrangements" pursuant to which Mr. Richards accrues certain deferred compensation, reported in the table for the periods indicated.

STOCK OPTIONS

     The following table contains information concerning the grant of options to purchase the Corporation's Common Shares granted in 1994 under the Corporation's 1992 Stock Incentive Plan to the named executive officers. No stock appreciation rights were granted under the Plan during fiscal year 1994.

                       OPTION GRANTS IN LAST FISCAL YEAR


==============================================================================================================================
                                                                                                 Potential Realizable Value at
                                                                                                   Assumed Annual Rates of
                                                                                                 Stock Price Appreciation for
                                   Individual Grants                                                   Option Term /2/
==============================================================================================================================
                                              % of Total
                            Number of          Options
                             Options          Granted to     Exercise or
                            Granted in       Employees in     Base Price
     Name                      1994              1994         per Share     Expiration Date          5%             10%
     ----                   ----------       ------------    -----------    ---------------       --------       ----------
Burton M. Joyce             125,000/1/           43.3%          $10.50          11-02-04          $825,424       $2,091,787
                             62,500/1/           21.6%           10.50          11-02-04           412,712        1,045,894
                             62,500/1/           21.6%           10.50          11-02-04           412,712        1,045,894
==============================================================================================================================

/1/ The options with respect to 125,000 Common Shares vest on the business day following any period of thirty (30) consecutive business days during which the average closing price of the Common Shares on the New York Stock Exchange is at least $14.00 per share, and thereafter with respect to 62,500 Common Shares following any period of thirty (30) consecutive business days during which the average price is at least $15.875 per share and with respect to the remaining 62,500 Common Shares following any period of thirty (30) consecutive business days during which the average price is at least $17.625 per share. The options shall be exercisable with respect to all of the Common Shares set forth above beginning on the day that Mr. Joyce's employment with the Corporation is terminated involuntarily or his responsibilities or compensation are substantially reduced, if such termination or reduction occurs prior to February 28, 2001, and within twelve months of the date on which any person or group of persons acting in concert (other than Minorco USA) acquires beneficial ownership of the outstanding securities of the Corporation in an amount having, or convertible into securities having, 50% or more of the ordinary voting power for the election of directors of the Corporation. The options vest in any event in February 2001 if he remains an employee of the Corporation through such date.

/2/ The amounts reflected in the table represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises by Mr. Joyce depend on the future performance of the Corporation's Common Shares, overall market conditions as well as Mr. Joyce's continued employment.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table provides information concerning the unexercised options to purchase the Corporation's Common Shares granted under the 1983 Stock Option Plan, and the 1987 and 1992 Stock Incentive Plans of the Corporation.


               AGGREGATED OPTION EXERCISES IN LAST  FISCAL YEAR
                      AND DECEMBER 31, 1994 OPTION VALUES

========================================================================================================
                                                                                 Value of Unexercised
                       Number of                   Number of Unexercised             in-the-Money
                        shares        Value             Options at                    Options at
        Name           acquired      Realized        December 31, 1994           December 31, 1994/1/
                      on exercise                =======================================================
                        in 1994                  Exercisable  Unexercisable   Exercisable  Unexercisable
========================================================================================================
Burton M. Joyce         105,000      $463,125      450,000       250,000      $2,155,000        -0-
Reuben F. Richards       46,000        77,625      400,000         -0-         1,667,060        -0-
W. Mark Rosenbury         -0-          -0-          81,000         -0-           378,375        -0-
Francis G. Meyer          -0-          -0-          37,700         -0-           186,825        -0-
========================================================================================================

/1/ Based on the closing price on the New York Stock Exchange--Composite Transactions of the Corporation's Common Shares on December 31, 1994 ($10.375).

                              PENSION PLAN TABLES

     The following table shows the estimated annual retirement benefit payable on a straight life annuity basis under the Employees' Retirement Plan of the Corporation (the "Retirement Plan") and the Corporation's Excess Benefit Plan (the "Excess Benefit Plan"), on a non-contributory basis, which covers some of the named executive officers and certain other employees, at various levels of accrued service and compensation.

                           Years of Credited Service
                ================================================
 Remuneration      10        15        20        25        30
================================================================
   $150,000     $ 24,695  $ 37,042  $ 49,390  $ 61,737  $ 74,084
    250,000       42,195    63,292    84,390   105,487   126,584
    500,000       85,945   128,917   171,890   214,862   257,834
    750,000      129,695   194,542   259,390   324,237   389,084
================================================================

     "Compensation" under the Retirement Plan includes all salaries and wages paid to a participant, including bonuses, overtime, commissions and amounts the participant elects to defer under the Corporation's Employees' Savings and Investment Plan and Supplemental Deferred Compensation Plan. Covered earnings are limited by Section 401(a)(17) of the Internal Revenue Code ("Code") to $150,000 in 1994. The above benefits are subject to the limitations of Section 415 of the Code, which, in 1994, provided for a maximum annual payment of approximately $118,800. Under the Excess Benefit Plan, however, the Corporation will supplement those benefits so that the amount the participant will receive will be equal to the amount that would have been received under the Retirement Plan but for such limitations. Covered compensation for the following named executive officers as of the end of the last calendar year is: Burton M. Joyce:
$800,691; Reuben F. Richards: $612,941; and W. Mark Rosenbury: $359,494. The estimated years of service for each such officer is as follows: Burton M.
Joyce: 8; Reuben F. Richards: 12; and W. Mark Rosenbury: 8.

     Certain executive officers of the Corporation and certain other employees of the Corporation's subsidiaries are entitled to the estimated annual retirement benefit under the Retirement Plan of Terra International, Inc. and Excess Benefit Plan of Terra International, Inc. as set forth in the following table:

                           Years of Credited Service
                ================================================
 Remuneration      10        15        20        25        30
================================================================
   $150,000     $ 21,695  $ 32,542  $ 43,390  $ 54,237  $ 65,084
    250,000       37,195    55,792    74,390    92,987   111,584
    500,000       75,945   113,917   151,890   189,862   227,834
    750,000      114,695   172,042   229,390   286,737   344,084
================================================================

     Covered compensation for each of George H. Valentine and Francis G. Meyer as of the end of the last calendar year is $171,113 and $229,749, respectively. The estimated years of service for Mr. Valentine is 1 and for Mr. Meyer is 12.

     Covered compensation for each of the named executive officers includes the salary paid in 1994 to each of the named executive officers plus the bonus paid in 1994 to such executive officers for service to the Corporation and its subsidiaries in 1994. Amounts reported in the table entitled "Summary Compensation Table" for 1994 include the salary paid to each of the named executive officers in 1994 plus the bonus paid to such executive officers in 1995 for service to the Corporation and its subsidiaries in 1994. Covered compensation for Mr. Richards includes amounts paid by the Corporation subject to reimbursement by Minorco USA, as more particularly described under the caption "Certain Relationships and Related Transactions" below.


EMPLOYEE CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     The Corporation is a party to a deferred compensation agreement with Reuben
F. Richards. Pursuant to the agreement, from April 1, 1983, to March 31, 1991, the Corporation credited an account for Mr. Richards with phantom stock units equal to the number of whole Common Shares that could have been acquired with $50,000 at the market price on the last business day of such quarter. In no event may the value of the phantom stock unit account on any date be less than $1.6 million (the "minimum amount"). As of December 31, 1994, the account consisted of 264,731 phantom stock units. Beginning April 1, 1991 and ending August 15, 1994 (when Mr. Richards attained age 65), as of the end of each fiscal quarter the Corporation credited a cash account for Mr. Richards with $50,000 per fiscal quarter, except that a prorated amount of $25,000 was credited for the quarter ending September 1994 resulting in an aggregate balance of $675,000. Mr. Richards became fully vested in phantom stock units credited to his phantom stock unit account and cash balances credited to his cash account upon attainment of age 65. Mr. Richards has no right to payments under the agreement while employed; thereafter, the phantom stock units credited to his account are to be valued at the greater of (i) the minimum amount or (ii) the product of the number of his phantom stock units and the market price of the Common Shares. The Corporation may pay any amount due to Mr. Richards, his designated beneficiary or his estate under the terms of the agreement, in cash either as soon as practicable after his termination of employment or over a period of ten or fewer years, in equal quarterly installments (with interest). Effective May 1, 1991, Mr. Richards commenced performing services for Minorco USA as well as the Corporation, and Minorco USA is obligated to reimburse the Corporation for one-half of the deferred compensation accrued on behalf of Mr. Richards under the terms of the agreement.

     As described in footnotes six through nine to the table entitled "Summary Compensation Table," the vesting or exercisability of certain awards granted to the named executive officers is accelerated in the event of certain corporate transactions including a change in control of the Corporation.

DIRECTOR COMPENSATION

     Each director who is not an officer or employee of the Corporation or of one of its subsidiaries receives an annual retainer of $18,000 for services as a director. In addition, such directors receive a fee of $1,000 for each Board meeting attended and a fee of $800 for each Committee meeting attended (a chairperson receives a fee of $2,000 for each Board or Committee meeting attended) and are reimbursed for their expenses of attending such meetings.

PERFORMANCE GRAPH

     The SEC requires that the Corporation include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the S&P 500 Stock Index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation.

     The graph appearing below assumes the investment at the market close on the last trading day in 1989, of $100 in Common Shares of the Corporation, the S & P 500 Stock Index and an industry peer group. The "Industry Peer Group" consists of the following agribusiness companies: Ag Services of America Inc.; BioTechnica International, Inc.; DEKALB Genetics Corporation; First Mississippi Corporation; Freeport-McMoRan Resource Partners, Limited Partnership; IMC Fertilizer Group, Inc.; LESCO, Inc.; Potash Corporation of Saskatchewan Inc.; Terra Nitrogen Company, L.P. (formerly Agricultural Minerals Company, L.P.) and The Vigoro Corporation. The Corporation selected the Industry Peer Group to reflect its business as a producer and distributor of crop production and professional products and services to farm and other non-agribusiness customers.



                      [FIVE-YEAR STOCK PERFORMANCE GRAPH]

-----------------------------------------------------------
                         1990  1991  1992  1993  1994  1995
-----------------------------------------------------------
Terra Industries Inc.     100    61    82    80   128   176
-----------------------------------------------------------
Industry Peer Group       100   103   147   129   157   167
-----------------------------------------------------------
S & P 500 Stock Index     100    97   126   136   150   152
-----------------------------------------------------------

     Although the companies included in the Industry Peer Group were selected because of similar industry characteristics, they are not representative of the Corporation's business during the entire period indicated. The Corporation began a major restructuring of its operations in late 1990 to focus on agribusiness and moved its corporate headquarters from New York to Sioux City, Iowa. Prior to the restructuring, the Corporation's financial results were substantially affected by the performance of its non-agribusiness operations, including coal, base metals and gold mining operations. The comparison of the Corporation's performance to the performance of the Industry Peer Group following the restructuring should be more meaningful, and is reflected in the graph appearing below, which assumes the investment at the market close on the last trading day in 1990, of $100 in Common Shares of the Corporation, the Industry Peer Group and the S & P 500 Stock Index.


-----------------------------------------------------
                         1991  1992  1993  1994  1995
-----------------------------------------------------
Terra Industries Inc.     100   134   131   211   290
-----------------------------------------------------
Industry Peer Group       100   142   125   152   161
-----------------------------------------------------
S & P 500 Stock Index     100   130   140   155   157
-----------------------------------------------------

     The graphs appearing above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Slack, a director and member of the Personnel Committee of the Board of Directors of the Corporation, is an executive officer and director of Minorco. Mr. Richards, an executive officer and director of the Corporation, is a director of Minorco. Mr. Richards is also on the compensation committee of the board of directors of Minorco USA, while Mr. Joyce, an executive officer and director of the Corporation, is an executive officer of Minorco USA.

     Minorco USA, indirectly wholly owned by Minorco, paid to the Corporation or was billed by the Corporation one-half of the salary, benefits, office services and related overhead paid to, or incurred on behalf of, Mr. Richards. In addition to his positions with the Corporation and Minorco, Mr. Richards is the Chairman of the Board, Chief Executive Officer and President of Minorco USA. The Corporation and Minorco USA engage in various other transactions discussed more fully under the caption "Certain Relationships and Related Transactions" below.

                       REPORT ON EXECUTIVE COMPENSATION

GENERAL POLICY

     The foundation of the Corporation's compensation policy is to retain and motivate executive officers who are capable of leading the Corporation in achieving its business objectives and in creating stockholder value. The compensation of executive officers is reviewed and approved annually by the Personnel Committee of the Board of Directors of the Corporation (the "Committee"), which is comprised entirely of non-employee directors. The Corporation's executive compensation program is designed to be (i) competitive,
(ii) tied to performance and (iii) aligned with stockholder interests. The three general elements in the Corporation's executive compensation program consist of base salary, annual incentive awards under the Corporation's Incentive Award Program for Key Executives (the "Key Executive Plan"), and long-term incentive compensation in the form of stock options, restricted stock or other award opportunities offered under the Corporation's 1992 Stock Incentive Plan approved by stockholders in May 1992 (the "Long-Term Plan"). As an executive officer's level of responsibility increases, a greater portion of his or her total compensation is based on annual and long-term incentive compensation and less on base salary. Since the total compensation, exclusive of stockholder approved stock option grants and existing deferral plans, for any executive has thus far been below the $1 million threshold at which tax deductions are limited under the Internal Revenue Code, the Committee has not had to address issues relative thereto. To the extent that total compensation to any executive officer may exceed such threshold in the future, the Committee may require deferral of a portion of the bonus to a time when payment may be deductible by the Corporation.

BASE SALARY

     Annual base salaries paid to the Corporation's executive officers are fixed at levels generally competitive with amounts paid to executive officers with comparable experience and responsibilities at other companies engaged in a similar business as the Corporation and with other companies of similar size or market capitalization ("Performance Peer Group"). There is little or no correlation between the composition of the Performance Peer Group and the composition of the Industry Peer Group used for purposes of calculating the comparative shareholder returns set forth in the Performance Graphs appearing above. To attract, retain and motivate executive officers, the Corporation competes with a broader spectrum of companies (many of which are non-public) than those included in the Industry Peer Group.

     Changes in the base salaries of executive officers (other than Burton M. Joyce, the Corporation's President and Chief Executive Officer) are reviewed by the Committee annually with Mr. Joyce and the Vice President-Human Resources and are largely based on the individual's performance and contribution to the Corporation. In addition, the Committee periodically obtains advice from an independent compensation consultant concerning salary competitiveness. The salary survey and other information provided by the compensation consultant is then considered along with factors relating to the executive officer's performance to determine appropriate increases to base salaries.

The base salaries of the executive officers of the Corporation in 1994 were generally fixed at levels below the midpoint of the Performance Peer Group.

ANNUAL INCENTIVE AWARDS

     Under the Key Executive Plan, which is reviewed and approved by the Committee in the first quarter of each year, an incentive award pool is established based on a target percentage of executive officers' salaries and the achievement of certain financial goals proposed by management to the Committee (the "Targeted Goals"). The incentive award pool is then increased or reduced based on the Corporation's performance measured against the Targeted Goals. Annual incentive payments for individual executive officers are based on their target percentage, which generally increases as the executive officer's level of responsibility increases. Awards are then increased or reduced based on the individual executive officer's achievement of specified objectives established at the beginning of each fiscal year, individual job performance and the size of the incentive award pool.

     For awards to participants in 1994 under the Key Executive Plan regarding service to the Corporation in 1993 (the "1993 Plan"), the Targeted Goals were based on net income and return-on-equity, with net income receiving a 60% weight and return-on-equity receiving the remaining 40%. Incentive compensation awarded in 1994 under the 1993 Plan to the named executive officers reflected the Corporation's attainment of 106% of the net income goal and 103% of the return-on-equity goal, or 105% overall achievement under the 1993 Plan.

     Incentive compensation awarded in 1995 under the Key Executive Plan regarding service to the Corporation in 1994 (the "1994 Plan") was calculated in the same manner as the 1993 Plan. Incentive compensation awarded in 1995 reflected the Corporation's attainment of 182% of the net income goal and 180% of the return-on-equity goal, or 181% overall achievement under the 1994 Plan.

LONG TERM AWARDS

     Long-term incentive awards under the Long-Term Plan are designed to provide an incentive to executive officers in increasing stockholder value on a sustained basis. Acting on the recommendations of an independent consultant, the Committee issues from time to time incentive stock options and non-qualified stock options and restricted stock ("Performance Shares").

     Performance Shares are grants of restricted Common Shares of the Corporation that vest if the Corporation's Common Shares achieve certain sustained levels of appreciation in the six years following their issuance. As of the date of the award, participants have all the rights of a stockholder other than the right to sell the Performance Shares. The Committee believes that this encourages participants, including executive officers, to view themselves as long-term stockholders, thus serving the interests of all stockholders by focusing their efforts on building stockholder value. Performance Shares are subject to forfeiture if the performance threshold is not attained or if a participant terminates employment for any reason prior to vesting.

     The Committee issued, in November 1994, stock options to Mr. Joyce and certain other key employees of the Corporation and Performance Shares to other key employees, including executive officers. In determining the specific grants of Performance Shares to executive officers in November 1994, the Committee reviewed with the Vice President--Human Resources of the Corporation the recommended individual awards, taking into account the respective scope of accountability, strategic and operational goals and contribution of each executive officer, as well as taking into account the fact that prior awards had fully vested upon the attainment of all performance thresholds and the fact that no grants were awarded to executive officers of the Corporation since 1992, except in one instance for an executive officer who joined the Corporation in 1993.

     In deciding to grant long-term incentive awards to the Corporation's executive officers that vest on the basis of appreciation of the market price of the Corporation's Common Shares, the Committee noted that the value of the awards will not be immediately realized and will be dependent on building profitability and stockholder value well after the date of grant and will provide a continuing incentive to executive officers long after the award has actually been earned.

CEO COMPENSATION

     Base Salary. In determining the base salary of Mr. Joyce for 1994, the Committee considered his then current salary relative to the competitively determined salary range for a comparable position in companies within the Performance Peer Group, as well as Mr. Joyce's continued success in improving the Corporation's operating results and stockholder value. No specific weight was assigned to these factors in determining Mr. Joyce's base salary increase for 1994.

     Based on the foregoing, Mr. Joyce's salary was increased, effective
March 1, 1994, by $21,235 to $450,000.  Mr. Joyce's previous salary of $425,000, which was effective March 1, 1993, had been increased by $3,765, effective January 1, 1994 to reflect the value of certain employee benefits previously provided by the Corporation which were discontinued. Mr. Joyce's 1994 base salary was fixed at a level below the midpoint of the Performance Peer Group.

     Annual Incentive Awards. Mr. Joyce's target percentage for purposes of calculating his annual incentive award under the 1993 Plan was 50% based on the Corporation's results and an additional 25% based on other business objectives. Based on Mr. Joyce's annual salary at December 31, 1993, and taking into consideration the fact that the Corporation exceeded the Targeted Goals for 1993 (as discussed above) and achieved the other business objectives, his incentive award in 1994 under the 1993 Plan was $356,000. Mr. Joyce's target percentage for the 1994 Plan was 50%. Based on Mr. Joyce's annual salary at December 31, 1994, and taking into consideration the fact that the Corporation substantially exceeded the Targeted Goals for 1994 (as discussed above), his incentive award in 1995 under the 1994 Plan was $450,000. This award also reflected his leadership in successfully completing the acquisition of Agricultural Minerals and Chemicals Inc. in October 1994.

     Long Term Awards. The award of employee stock options to Mr. Joyce in November 1994 was fixed separately from awards to other executive officers under the Long-Term Plan and was based on, among other factors, the Committee's determination that Mr. Joyce's awards should be at greater risk than awards to executive officers generally, so that his awards would have less value if the stockholders do not enjoy sustained appreciation in their investments. On the basis of an analysis of the relative value of stock options and Performance Shares as determined by the Corporation's independent compensation consultant, the Committee determined that the number of stock options granted to Mr. Joyce should be larger than the number of Performance Shares that would otherwise be granted to Mr. Joyce under the Long-Term Plan but provide the same long term opportunity as a grant of Performance Shares. Based on that determination, among other factors, including consideration of the ratio between the value of incentive awards typically given chief executive officers of companies within the Performance Peer Group, the Committee concluded that a grant to Mr. Joyce of options to purchase 250,000 of the Corporation's Common Shares was appropriate. Similar to the Performance Shares granted to the other executive officers of the Corporation, the options granted to Mr. Joyce vest if the Corporation's Common Shares achieve certain sustained levels of appreciation in the six years following their issuance. His options vest in any event in February 2001 if he remains an employee of the Corporation through such date.

E.G. Beimfohr          E. M. Carson           B.T.A. Hone           H. R. Slack

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          From time to time, a subsidiary of Minorco USA engaged in certain metals trading and inventory financing activities with a corporation wholly owned by the Corporation. In certain instances, the obligations of such corporation to the subsidiary of Minorco USA were guaranteed by the Corporation. On or about August 26, 1994, the subsidiary of the Corporation was sold and the obligation was paid in full, aggregating approximately $2.4 million.

          The Corporation and Minorco USA and its affiliates also engage in various transactions in the ordinary course of business incident to the conduct of their respective operations. Minorco USA and its affiliates paid or were billed an aggregate of approximately $4.6 million in connection with such transactions, including, among other things, (i) the provision of office space,
(ii) one-half of the salary, benefits, office services and related overhead paid to, or incurred on behalf of, Reuben F. Richards, the Chairman of the Board of Directors of the Corporation, (iii) the purchase or allocation of insurance and the provision of related risk management services (approximately $3.7 million) and (iv) other miscellaneous charges. The terms of each transaction are based on arms-length negotiations and are principally on a cost-reimbursement or contractual basis, or, in the case of insurance, by reference to the cost to each company of purchasing separate policies.

          The Corporation and Minorco USA entered into a put option agreement, dated August 8, 1994, under which the Corporation had the right to require Minorco USA to purchase up to 13,333,333 Common Shares at a price of $7.50 per share in order to finance a portion of the acquisition price for Agricultural Minerals and Chemicals Inc. In lieu of exercising the put option, the Corporation publicly offered and sold 9,700,000 Common Shares and Taurus Investments S.A., an affiliate of Minorco USA, purchased from the underwriters 5,400,000 Common Shares at a price equal to the offering price to the public, less the underwriting discount received by the underwriters.

PROPOSAL 1
----------

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors recommends that the stockholders ratify its selection of Deloitte & Touche LLP as independent accountants for the Corporation for the fiscal year 1995. Deloitte & Touche LLP serves as independent accountants for Minorco and various subsidiaries of Minorco, including Minorco USA.

  The Board of Directors intends to introduce at the Annual Meeting the following resolution:

  RESOLVED, that selection by the Board of Directors of the Corporation of Deloitte & Touche LLP as independent accountants for the Corporation for the year 1995 be, and it hereby is, ratified.

  It is expected that members of Deloitte & Touche LLP will attend the Annual Meeting to make a statement if they desire to do so and to respond to any appropriate questions that may be asked by stockholders.

  The affirmative vote of a majority of the votes cast by the holders of Common Shares voting thereon is necessary for adoption of Proposal 1.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

  Proposals of stockholders intended to be submitted at the 1996 Annual Meeting of Stockholders must be received by the Corporation at its principal executive offices on or before December 1, 1995 to be eligible for inclusion in the Corporation's proxy statement and accompanying proxy for such meeting.

                                 MISCELLANEOUS

   The cost of the solicitation of proxies will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally, by telephone or by telegraph or by a few regular employees of the Corporation without additional compensation. The Corporation does not expect to pay any compensation for the solicitation of proxies but will reimburse brokers and other persons holding stock in their names, or in the names of nominees, at approved rates, for their expenses for sending proxy material to principals and obtaining their proxies.

   A COPY OF THE CORPORATION'S 1994 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (WITHOUT EXHIBITS) WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE RELATIONS DEPARTMENT, TERRA INDUSTRIES INC., TERRA CENTRE, 600 FOURTH STREET, P.O. BOX 6000, SIOUX CITY, IOWA 51102-6000.

                                                                 March 31, 1995

                             TERRA INDUSTRIES INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


           The undersigned hereby appoints REUBEN F. RICHARDS, BURTON M. JOYCE
 P and FRANCIS G. MEYER, jointly and severally, as proxies, with power of substitution, to vote at the Annual Meeting of Stockholders
 R (including adjournments) of TERRA INDUSTRIES INC. to be held May 2, 1995, with all powers the undersigned would possess if personally
 O present, on the election of directors, on the Proposal described in the Proxy Statement and, in accordance with their discretion, on any
 X         other business that may come before the meeting.

 Y         Election of Directors, Nominees:     (Comments or Change of Address)

           E.G. BEIMFOHR, C.L. BROOKINS,        -------------------------------
           E.M. CARSON, D.E. FISHER,            -------------------------------
           B.T.A. HONE, B.M. JOYCE,             -------------------------------
           A.W. LEA, J.R. NORTON III,           -------------------------------
           R.F. RICHARDS and H.R. SLACK
                                                (If you have written in the
                                                above space, please mark the
                                                corresponding box on the
                                                reverse side of this card)

           YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                       ---------------
                                                         SEE REVERSE
                                                             SIDE
                                                       ---------------

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
         DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
              VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 1.
-------------------------------------------------------------------------------
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
-------------------------------------------------------------------------------
                FOR     WITHHELD                       FOR   AGAINST   ABSTAIN
Election of                          l. Approval of
Directors.      [  ]      [  ]          independent    [  ]    [  ]      [  ]
(see reverse)                           accountants

For, except vote withheld from the following nominee(s):

-------------------------------------------------------

                                         Change of Address
                                         or Comments                       [  ]
                                         (on reverse).

                                         I will attend the Annual Meeting  [  ]




                   The signer hereby revokes all proxies heretofore given by
                 the signer to vote at said meeting or any adjournment thereof.



SIGNATURE(S) ____________________________________  DATE _______________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee, or guardian, please also give your full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.